Exhibit 10.1


                             AMERICAN BANCORPORATION
                                SENIOR MANAGEMENT
                           INCENTIVE COMPENSATION PLAN

July 5, 1996



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I.       INTRODUCTION

         The primary purpose of the Incentive Compensation Plan for senior management at American Bancorporation is to boost the profitability of the holding company and each subsidiary, and reward the individuals who are primarily responsible for increasing profitability. Therefore, the Plan will provide for additional compensation to key employees whose performance contributes to improved profitability. The Plan will accomplish this by:

     o Utilizing motivational rewards, in the form of cash compensation, to spur better performance by participants;

     o Focusing the attention of participants on activities which increase overall profitability;

     o Providing a means for participants to receive compensation above base salary when performance goals are met; and

     o   Providing   fair   supplementary   compensation   in  relation  to  the
     participant's impact on overall objectives.

         In  addition  to the  primary  goal  of  improving  profitability,  the
         Incentive  Plan  can  help  accomplish   other  important   objectives,
         including:

     o Improving short-term financial performance, while promoting long-term objectives;

     o Fostering teamwork and cooperation among participants; and

     o Helping to retain and motivate members of the management team.

         This Plan document identifies the officers who will be participants, outlines procedures for establishing annual performance goals, and provides a formula for determining incentive awards. In addition, this report includes guidelines for the distribution of incentive awards to participants, and examples to illustrate the determination of individual awards.

II.      PARTICIPANTS

         Incentive Plan participants are key officers who have a significant impact on overall performance. Initially, these officers will be:

         American Bancorporation

         o        President
         o        Chief Financial Officer



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         Wheeling National Bank

         o        President
         o        Chief Lending Officer

         American Mortgages, Inc.

         o        President

         Participants may be added or deleted by the Board of Directors, upon recommendation from the Chief Executive Officer of American
         Bancorporation. Termination of employment of a participant prior to year-end for reasons such as retirement, disability or death typically will result in the distribution of a pro-rated share of the annual reward. However, a participant who voluntarily terminates or is terminated prior to year-end for reasons other than those described above will not be eligible for incentive awards.

         New Plan participants appointed during the Plan year will be eligible for incentive awards according to their pro-rated base salary income for the period of participation. The decision to allow participation in the Plan by new or promoted employees will be made by the Board of Directors, upon recommendation by the Chief Executive Officer of
         American Bancorporation. This recommendation will be made on a case-by-case basis.

III.     ANNUAL GOAL-SETTING

         Each year, the Board of Directors and the Chief Executive Officer of American Bancorporation will establish performance goals which will govern the operation and distribution of the Incentive Plan. The goal-setting process will clearly communicate to participants the criteria for success and the methods to attain higher performance.

         A.       Net Income Performance Goals

                  Initially, the Board of Directors and the Chief Financial Officer of American Bancorporation will establish Plan year goals for profitability, as defined by holding company or subsidiary net income. The net income goals will be used to establish an award determination formula for each participant.

         B.       Loan Performance Goals

                  It may be advisable in the future to establish goals for Lending Officer participants based on loan growth. However, such goals, if and when they are established, would be subject to a Minimum Loan Quality Threshold, as set by the Board and the Chief Executive Officer of American Bancorporation.




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IV.      INCENTIVE COMPENSATION CREATION

         A.       Performance Objectives

                  Prior to the beginning of the Plan year, the Board of Directors and the Chief Executive Officer of American Bancorporation will establish Bank performance goals according to the process listed above. As initially established, the performance criteria for participants shall be as follows:

                  American Bancorporation

     o President                        Targeted Net Income for
                             American Bancorporation

     o Chief Financial Officer          Targeted Net Income for
                             American Bancorporation

                  Wheeling National Bank

     o President                        Targeted  Net Income for
                        Wheeling National Bank (70%), and
                        Targeted Net Income for American
                              Bancorporation (30%)

     o Chief Lending Officer            Targeted Net Income for
                             Wheeling National Bank

                  American Mortgages, Inc.

     o President Targeted               Net Income for American Mortgages, Inc.




                  The net income criterion is defined below:

Targeted Net Income (TNI) = Net income of American Bancorporation or each subsidiary after taxes, as determined by the Board of Directors and Chief Executive Officer of AmericanBancorporation for the Plan year.


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                  The  current  award  formulas  do not base any  awards on loan growth. However, it may be advisable to add loan growth as an award component in the future for loan officer participants. The criteria for such an award would be as follows:

Targeted Loan Growth (TLG) = Increase in the size of the loan portfolio identified by the Board of Directors and Chief Executive Officer of American Bancorporation as the target for the Plan year.

                           Minimum Loan
Quality Threshold = The minimally acceptable level of loan quality which permits a funding of the Loan Growth Award component of the Participant's Incentive Plan.

                  The targeted performance goals will be based on (1) past performance, (2) expectations of performance for the upcoming Plan year, and (3) results of institutions of similar size and orientation.

                  Net Income Objectives

                  Three thresholds will be set based on the Targeted Net Income.

                           1.       Minimum Net Income
                           2.       Targeted Net Income
                           3.       Maximum Net Income

                  For purposed of illustration, the Minimum Net Income will be 90% of Targeted Net Income and the Maximum will be 110% of Targeted Net Income.

                  The  performance  thresholds  should  be  high  enough  to  be
                  challenging.   However,   to  be   effective,   they  must  be
                  realistically attainable.

         B.       Incentive Award Formula

                  The difference between actual and targeted net income values will determine incentive awards. If the minimum targeted threshold for net income is reached or exceeded, awards will be made. Incentive awards will be linked in a formula to the participant's total base salary. Minimum and maximum awards, as a percentage of the participant's base salary, will be as follows:


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                                                 Minimum                 Maximum
                                                 Award                     Award

                  American Bancorporation

     President                                     6%                       30%

     Chief Financial Officer                       4%                       20%

                  Wheeling National Bank

     President                                     5%                       25%

     Chief Lending Officer                         4%                       20%

                  American Mortgages, Inc.

     President                                     4%                       20%


                  For example, the following formula would be used to determine the award for the President of American Bancorporation, assuming that actual net income performance falls between 90% of TNI and 110% of TNI.

Award=[.24x(Actual NI - 90% of TNI) + .06]    x   Base Salary
            ------------------------
            110% of TNI - 90% of TNI


                  If the actual net income performance falls below 90% of TNI, there will be no incentive award. If the actual net income performance exceeds 110% of TNI, the award will be funded at the maximum 30% of base salary.

                  For the President of Wheeling National Bank, the formula would be based upon a blend of the actual net income performance for both Wheeling National Bank and American Bancorporation. Similarly, for the President of American Mortgages, Inc., the formula would be based upon a blend of the actual net income performance for both American Mortgages, Inc. and American Bancorporation.








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V.       INCENTIVE DISTRIBUTION

         A.       Safeguards

                  No incentive awards will be paid if American Bancorporation does not attain 90% of Targeted Net Income.

         B.       Payment of Awards

                  Incentive awards will be distributed as soon as practicable after year-end financial statements are completed.

VI.      PLAN COMMUNICATION

         To insure the effectiveness of the Plan as an incentive for improved performance, participants must fully understand its mechanics, and receive periodic feedback on their standing relative to the Plan targets. To accomplish this:

         o The Plan's purpose, methods for determining the award pool and process for distributing individual awards will be discussed with participants at the inception of the Plan, and reviewed with them any time there is a change to the Plan;

         o        This document will be available for review by Plan
                  Participants; and

         o Quarterly performance results will be formally communicated on a regular basis throughout the Plan year to everyone involved.

VII.     PLAN REVIEW

         The Incentive Compensation Plan represents a new method of compensating American Bancorporation's key officers. Therefore, the implementation and ongoing administration of the Plan are entirely under the Board's authority, and its interpretation is subject to the Board's sole and absolute discretion. The Plan is not to be construed as a binding contract, and its operation is subject to the current and future objectives of the Board of Directors of American Bancorporation. In addition, to ensure that the Plan continues to meet its objectives, the Board of Directors may modify it at any time.

         Because the Plan is new and is complex, special review procedures are required during the first year. Therefore, on a quarterly basis during the first Plan year, the Board will:

         o Review the performance criteria to determine whether they represent effective performance targets; and

         o Review projections of distribution percentages to ensure that original distribution amounts, relative to performance, will be available.

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         After the  completion  of the first Plan year,  the Board will annually review the operation of the Plan and, as necessary, amend it to ensure that:

         o        The performance criteria continue to reflect performance goals

         o        The incentive computation formulas remain valid;

         o        Appropriate individuals are included as participants;

         o The Plan's operation is consistent with overall budgetary, capital and growth considerations; and

         o Participant's perceive the Plan as an equitable and fair mechanism for the determination of incentive compensation.


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                               SAMPLE CALCULATIONS

A.       INDIVIDUAL AWARD FOR PRESIDENT OF AMERICAN BANCORPORATION

         Given:

o        Net Income Thresholds:
         90% of Targeted Net Income                  =        $2,250,000
         Targeted Net Income                         =        $2,500,000
         110% of Targeted Net Income                 =        $2,750,000

o        President's Base Salary                     =                    $
o        Actual Net Income                           =           $2,600,000

Award = [.24 x   (Actual NI - 90% of TNI) + .06]   x   President's  Base
              ----------------------
                110% of TNI - 90% of TNI                     Salary

Award = [.24 x   ($2,600,000 - $2,250,000)+ .06]   x    $100,000
              -------------------------
                $2,750,000 - $2,250,000

         Award = .228 x $100,000

         Award = $22,800

         TOTAL AWARD FOR PRESIDENT = $22,800


B.       INDIVIDUAL AWARD FOR PRESIDENT OF WHEELING NATIONAL BANK

         Given:

    o        American Bancorporation Net Income Thresholds:
             90% of Targeted Net Income                  =           $2,250,000
             Targeted Net Income                         =           $2,500,000
             110% of Targeted Net Income                 =           $2,750,000

    o        Actual Net Income                           =           $2,600,000

    o        Wheeling National Bank Net Income Thresholds:
             90% of Targeted Net Income                  =           $1,575,000
             Targeted Net Income                         =           $1,750,000
             110% of Targeted Net Income                 =           $1,925,000


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    o        Actual Net Income                           =           $1,800,000
    o        President's Base Salary                     =         $     75,000

         American Bancorporation Component of Award:

 [.06 x (Actual ABNI - 90% of ABTNI)  + .015]     x    President's  Base
     110% of ABTNI - 90% of ABTNI                            Salary

  Award = [.06 x ($2,600,000 - $2,250,000) + .015]  x    $75,000
             -------------------------
             $2,750,000 - $2,250,000

         Award = .057 x $75,000

         Award (American Bancorporation Component) = $4,275

         Wheeling National Bank Component of Award:

   [.14 x (Actual WNBNI - 90% of WNBTNI) + .035]      x    President's  Base
         110% of WNBTNI - 90% of WNBTNI                         Salary

    Award = [.14 x ($1,800,000 - $1,575,000 + .035]   x    $75,000
                   ------------------------
                   $1,925,000 - $1,575,000

                  Award = .125 x $75,000

         Award (Wheeling National Bank Component)     = $9,375

                  TOTAL AWARD FOR PRESIDENT ($4,275 + $9,375) = $13,650




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